Exhibit 99.1

                      Press Release Dated February 18, 2004










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NEWS ANNOUNCEMENT

Date:                      February 18, 2004

Contact:                   Susan J. Cooke

To:                        News Media

Release Date:              Immediate


                          COASTAL FINANCIAL CORPORATION
                            ANNOUNCES STOCK DIVIDEND

Myrtle Beach, South Carolina, (February 18, 2004) . . . Coastal Financial Corporation (Nasdaq/CFCP) today announced that the Corporation's Board of Directors, at a meeting held today, declared a 10% stock dividend. The stock dividend will be payable March 24, 2004 to Shareholders of record as of March 10, 2004.

Michael C. Gerald, President and Chief Executive Officer of Coastal Financial Corporation stated, "We are very pleased to continue to reward our Shareholders for their investment with this stock dividend. This action on the part of our Board is in recognition of the Corporation's continued outstanding financial performance as indicated by the 20.7% increase in fiscal 2004 year-to-date net income and 17.70% return on average Shareholders' equity. These significant accomplishments pay tribute to our QUEST FOR EXCELLENCE Operating Philosophy, our superb Leadership Group and Associates and reflect the continuing emergence of our primary market area as one of the fastest growing in the nation."

As a result of the common stock dividend, earnings per share will be retroactively restated for all previous periods. Earnings per share, adjusted for the stock dividend, for the year ended September 30, 2003 were $.79 per share ($.76 per share diluted), as compared to $.72 per share ($.70 per share diluted) for the comparable 2002 period. The current cash dividend policy will be adjusted for the effect of this stock dividend.



                                     -MORE-

Coastal Financial Corporation, headquartered in Myrtle Beach, South Carolina, offers a broad range of commercial, consumer and mortgage financial services through two subsidiaries, Coastal Federal Bank and Coastal Retirement, Estate and Tax Planners, Inc. Coastal Federal Bank, with assets over $1.2 Billion, is a federally chartered and FDIC insured community bank with eighteen offices serving the communities of Horry and Georgetown Counties, South Carolina and Brunswick and New Hanover Counties, North Carolina. Coastal Retirement, Estate and Tax Planners offers professional, objective, fee-based financial planning services. Additional information about Coastal Federal is available on its web site at www.coastalfederal.com.

Stock Trading Information

The common stock of Coastal Financial Corporation is traded on the Nasdaq Stock Market under the symbol "CFCP." For information, contact Raymond James Financial Services at 1-843-918-7600, Herzog, Heine, Geduld, Inc. at 1-800-523-4936,
Knight Securities at 212-336-8690, Spear, Leeds & Kellogg at 1-800-526-3160 or Trident Securities at 1-800-222-2618.

Dividend Reinvestment and Direct Stock Purchase Plan

Coastal Financial Corporation offers Shareholders a Dividend Reinvestment and Direct Stock Purchase Plan which provides existing and new shareholders a convenient means for making purchases of Coastal Financial shares free of fees and brokerage commissions and at a discount to market price. Additional cash contributions, up to $1,000 per quarter, can be made to purchase additional shares. For more information, contact the Transfer Agent at 1-800-866-1340, Ext. 2514, or Investor Relations.

Shareholder Services

Shareholders desiring to enroll in the Coastal Financial Corporation Dividend Reinvestment Plan, change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or to consolidate accounts should contact the Transfer Agent at 1-800-866-1340, Ext. 2514, or Investor Relations.

Investor Relations

Analysts, investors and others seeking financial information should contact:
         Susan J. Cooke - Senior Vice President and Secretary
         Coastal Financial Corporation
         2619 Oak Street
         Myrtle Beach, South Carolina  29577
         (843) 205-2676

                                     -MORE-


Forward Looking Statements

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent Coastal Financial Corporation's (the "Company") expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could influence the matters discussed in certain forward-looking statements include the timing and amount of revenues that may be recognized by the Company, continuation of current revenue and expense trends (including trends affecting charge-offs), absence of unforeseen changes in the Company's markets, legal and regulatory changes, and general changes in the economy (particularly in the markets served by the Company). Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by the Company or on its behalf. The Company disclaims any obligation to update such forward-looking statements. In addition, statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.





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